UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2021

CRESTWOOD EQUITY PARTNERS LP

(Exact name of Registrant as specified in its charter)

DELAWARE	001-34664	43-1918951
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

811 Main St., Suite 3400

Houston, TX 77002

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (832) 519-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CEQP	New York Stock Exchange
Preferred Units representing limited partner interests	CEQP-P	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2021, Crestwood Pipeline and Storage Northeast LLC (“Crestwood Pipeline”), a Delaware limited liability company and wholly owned subsidiary of Crestwood Equity Partners LP, a Delaware limited partnership (“Crestwood Equity”), Con Edison Gas Pipeline and Storage Northeast, LLC (“CEGPS”), a New York limited liability company and wholly owned subsidiary of Consolidated Edison, Inc., a New York corporation (“Con Ed”), Stagecoach Gas Services LLC, a Delaware limited liability company (“Stagecoach”) and Kinder Morgan Operating LLC “A”, a Delaware limited lability company (“Kinder Morgan”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) wherein Crestwood Pipeline and CEGPS will sell Stagecoach and its subsidiaries to Kinder Morgan for an aggregate base purchase price of $1.225 billion.

Under the Purchase Agreement, Stagecoach will sell to Kinder Morgan (i) 100% of the equity interests in Stagecoach Pipeline & Storage Company, LLC, a New York limited liability company (“Stagecoach Pipeline”), Arlington Storage Company, LLC, a Delaware limited liability company, Crestwood Gas Marketing LLC, a Delaware limited liability company (“Crestwood Gas Marketing”), Crestwood Storage Inc., a Delaware corporation and (ii) Stagecoach Operating Services LLC, a Delaware limited liability company (“Service Company”). Stagecoach’s sale of these equity interests is referred to herein as the “First Closing Interests”, and the closing of the First Closing Interests is referred to herein as the “First Closing”. At the First Closing, Kinder Morgan will pay to Stagecoach $1.195 billion, subject to certain adjustments contemplated by the Purchase Agreement in exchange for the First Closing Interests, which we anticipate will result in an approximate $35.0 million to $40.0 million reduction in Crestwood Pipeline’s earnings from unconsolidated affiliates during the three months ended June 30, 2021 related to Crestwood Pipeline recording its proportionate share of Stagecoach’s loss related to the sale of these assets to Kinder Morgan. We do not expect this loss to result in any cash expenditures.

Following the First Closing, subject to the fulfillment of certain conditions set forth in the Purchase Agreement, Crestwood Pipeline and CEGPS will sell and transfer 100% of the equity interests in Stagecoach and its wholly-owned subsidiary, Twin Tier Pipeline LLC, a Delaware limited liability company (“Twin Tier” and together with the First Closing Interests, the “Acquired Interests”). Crestwood Pipeline’s and CEGPS’ sale of 100% of the equity interests in Stagecoach and Twin Tier is referred to herein as the “Second Closing Interests”, the closing of the Second Closing Interests is referred to herein as the “Second Closing”, and the transactions contemplated by the First Closing and the Second Closing are referred to herein as the “Transactions. At the Second Closing, Kinder Morgan will pay $30.0 million in the aggregate to Crestwood Pipeline and CEGPS, subject to certain adjustments contemplated by the Purchase Agreement for the Second Closing Interests.

The Purchase Agreement includes certain representations, warranties, and covenant provisions customary for transactions of this nature. The consummation of the First Closing is subject to, among other specified closing conditions, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The consummation of the Second Closing is subject to, among other specified closing conditions, authorization from the New York Public Service Commission. The First Closing and Second Closing are also subject to other customary closing conditions, including, subject to certain materiality exceptions, the accuracy of each party’s representations and warranties and each party’s compliance with its obligations and covenants under the Purchase Agreement.

The Purchase Agreement may be terminated under certain customary circumstances, including, mutual agreement of the parties and certain uncured breaches, as well as if the initial closing does not occur on or before December 1, 2021, subject to possible extension.

The foregoing description of the Purchase Agreement and certain exhibits thereto is summary in nature and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated in this Item 1.01 by reference.

Crestwood Midstream Partners LP, a Delaware limited partnership (“CMLP”) is a party to the Purchase Agreement to guarantee certain obligations of Crestwood Pipeline under the Purchase Agreement. CMLP’s obligations under its guaranty are customary for this type of agreement.

Relationships

Consolidated Edison Company of New York, Inc., a wholly owned subsidiary of Con Ed, is a significant customer of certain subsidiaries of Stagecoach.

Item 2.06.	Material Impairments.

The information set forth in Item 1.01 above related to material impairments is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 1, 2021, Crestwood Equity and Con Ed jointly announced the execution of the Purchase Agreement and the Transactions, as described in Item 1.01 hereof.

A copy of the press release is attached as Exhibits 99.1 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of May 31, 2021 among Con Edison Gas Pipeline and Storage Northeast, LLC, Crestwood Pipeline and Storage Northeast LLC, as the Sellers, Stagecoach Gas Services LLC as the Company, Kinder Morgan Operating LLC “A” as Buyer, Con Edison Transmission, Inc. (solely for the limited purposes set forth therein) and Crestwood Midstream Partners LP (solely for the limited purposes set forth therein)

99.1	Press Release dated June 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner,

Date: June 1, 2021	By:	/s/ Robert T. Halpin
Robert T. Halpin
Executive Vice President and Chief Financial Officer

3